As filed with the Securities and Exchange Commission on

April 26, 2022

Registration No. 333-262008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BURGERFI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2418815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Road, Suite 220

Fort Lauderdale, Florida 33309

(561) 844-5528

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stefan K. Schnopp

Chief Legal Officer and Corporate Secretary

BurgerFi International, Inc.

200 West Cypress Creek Road, Suite 220

Fort Lauderdale, Florida 33309

(561) 844-5528 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley Houser, Esq.

Shane Segarra, Esq.

Holland & Knight LLP

701 Brickell Avenue, Suite 3300

Miami, FL 33131

Telephone: (305) 374-8500

Facsimile: (305) 789-7799

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to Form S-3 constitutes a pre-effective amendment to our registration statement on Form S-3 filed with the SEC on January 5, 2022. On November 3, 2021, we entered into an Amended and Restated Stock Purchase Agreement (the “A&R Purchase Agreement”) pursuant to which we agreed to acquire (the “Stock Acquisition”) 100% of the outstanding shares of Hot Air, Inc., a Delaware corporation (“Hot Air”), from Cardboard Box LLC, a Delaware limited liability company (“Cardboard” or “Seller”). Hot Air, through its subsidiaries, owns the business of operating upscale casual dining restaurants in the specialty pizza and wings segment under the name “Anthony’s Coal Fired Pizza & Wings”. Upon closing of the Stock Acquisition (the “ACFP Closing”), we issued an aggregate of 2,952,900 shares (the “BFI Consideration Common Shares”) of Common Stock to Cardboard as a portion of the consideration for the Stock Acquisition, of which 390,244 shares are being held in escrow in the name of Cardboard with Continental Stock Transfer & Trust acting as escrow agent for the benefit of Seller, for the purpose of securing obligations with respect to a purchase price adjustment in accordance with the terms of the A&R Purchaser Agreement, and 1,170,732 shares are being held in escrow in the name of Cardboard with Continental Stock Transfer & Trust acting as escrow agent for the benefit of Seller, for the purpose of securing indemnification obligations of Cardboard in accordance with the terms of the A&R Purchase Agreement. In addition, up to 215,270 shares are issuable to Cardboard with respect to a purchase price adjustment based on net debt levels and leakage in accordance with the terms of the A&R Purchase Agreement. To the extent not returned to us in connection with such purchase price adjustment and/or potential indemnification claims, the shares held in escrow will be released to Cardboard in accordance with the terms of that certain Escrow Agreement dated as of November 3, 2021 by and among Cardboard, Continental Stock Transfer & Trust Company and us. In connection with the ACFP Closing, we entered into that certain Registration Rights and Lock-Up Agreement with Cardboard (the “RRA/Lock-Up”), which obligates us to prepare and file this registration statement, which covers the resale of the BFI Consideration Common Shares by Cardboard and its Permitted Assignees (as defined in the RRA/Lock-Up), if any, named as Selling Stockholders in this registration statement and to seek and maintain effectiveness of same. All filing fees payable in connection with the shares of Common Stock covered by this registration statement were paid by the Registrant at the time of the initial filing of the registration statement.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until this pre-effective amendment no. 1 to Form S-3 filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS DATED APRIL 26, 2022 Up to 3,168,170 Shares of

BURGERFI INTERNATIONAL, INC.

Common Stock

This prospectus relates to 3,168,170 shares of Common Stock (as defined below) registered for resale by the Selling Stockholder named in this registration statement, including (i) 1,391,924 shares issued to Cardboard upon the closing of the Stock Acquisition pursuant to the A&R Purchase Agreement, (ii) up to 215,270 shares issuable to Cardboard with respect to a purchase price adjustment based on net debt levels and leakage in accordance with the terms of the A&R Purchase Agreement, (iii) 390,244 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing obligations with respect to a purchase price adjustment in accordance with the terms of the A&R Purchase Agreement and (iv) 1,170,732 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing the indemnification obligations of Cardboard in accordance with the terms of the A&R Purchase Agreement.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices.

We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholder will bear all commissions and discounts, if any, attributable to their sale of shares of common stock. See “Plan of Distribution” beginning on page 9 of this prospectus.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our common stock and warrants are listed on the Nasdaq Stock Market, LLC under the symbols “BFI” and “BFIIW”, respectively. On April 22, 2022, the last reported sales price of our common stock was $4.0600 per share and the last reported sales price of our warrants was $0.6100 per warrant.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described or incorporated by reference under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the Selling Stockholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholder is offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the Selling Stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, but are not limited to, statements about:

•

expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenue, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

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risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources;

•	our ability to successfully acquire and integrate new operations;

•	our ability to grow our customer base;

•	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;

•	our expectations regarding future expenditures;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to compete effectively in the competitive restaurant industry;

•	our ability to protect and enhance our corporate reputation and brands;

•	geopolitical risk and changes in applicable laws or regulations;

•	our ability to maintain the listing of our common stock on Nasdaq;

•	our ability to raise financing in the future; and

•	our ability to address other factors detailed herein or incorporated by reference under the section in this prospectus titled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe the information forms a reasonable basis for such statements, the information may be limited or incomplete, and these statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

SELECTED DEFINITIONS

In this document, the following capitalized terms used herein have the following meanings:

“Business Combination” means the acquisition by the Company of all of the membership interests of BurgerFi International, LLC from its Members pursuant to the Membership Interest Purchase Agreement.

“Commission” means the SEC, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means common stock of the Company, par value $0.0001 per share.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “ 10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“DGCL” means the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founders’ Shares” means the 2,875,000 shares of common stock issued to Axis Public Ventures for an aggregate purchase price of $25,000 prior to the IPO.

“IPO” means the initial public offering of the Purchaser pursuant to a prospectus dated March 13, 2018.

“Lionheart Equities” means Lionheart Equities, LLC.

“Lion Point” means Lion Point Capital, LP.

“Members” means the members of BurgerFi International, LLC immediately prior to the Business Combination.

“Membership Interest Purchase Agreement” means the Membership Interest Purchase Agreement pursuant to which the Company acquired all of the membership interest of BurgerFi International, LLC in connection with the Business Combination.

“Nasdaq” means the Nasdaq Capital Market or Nasdaq Stock Market, LLC.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Private Warrants” means the 3,595,000 warrants to purchase up 3,595,000 shares of Common Stock, at an exercise price of $11.50 per share, which consist of up to 3,000,000 warrants that are part of the 3,000,000 units issued to Lion Point and Lionheart Equities, in the aggregate, under the Amended and Restated Forward Purchase Contracts that the Company entered into, at the time of the Business Combination, with Lion Point and Lionheart Equities, 445,000 private placement warrants and 150,000 working capital warrants, all of which were issued pursuant to private placement exemptions.

“Public Warrants” means the 11,500,000 warrants to purchase 11,500,000 shares of Common Stock, at an exercise price of $11.50 per share, issued in connection with the IPO.

“Registrable Securities” consist of 3,168,170 shares of Common Stock (as defined below) registered for resale by the Selling Stockholder named in this registration statement, including (i) 1,391,924 shares issued to Cardboard upon the ACFP Closing pursuant to the A&R Purchase Agreement, (ii) up to 215,270 shares issuable to Cardboard with respect to a purchase price adjustment based on net debt levels and leakage in accordance with the terms of the A&R Purchase Agreement, (iii) 390,244 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing obligations with respect to a purchase price adjustment in accordance with the terms of the A&R Purchase Agreement and (iv) 1,170,732 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing the indemnification obligations of Cardboard in accordance with the terms of the A&R Purchase Agreement.

v

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholder” means the Selling Stockholder named in this prospectus.

“Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.

“Warrants” means the Public Warrants and the Private Warrants.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section titled, “Risk Factors,” and our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus before making an investment decision.

General

Opes Acquisition Corp. was formed as a blank check company incorporated in Delaware on July 24, 2017 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more operating businesses or entities. BurgerFi International, LLC was formed in Delaware on January 27, 2011. On December 16, 2020, to effectuate the Business Combination, Opes Acquisition Corp. purchased 100% of the membership interests of BurgerFi International, LLC from the Members of BurgerFi International, LLC, resulting in BurgerFi International, LLC becoming a wholly owned subsidiary of Opes, Subsequently, in connection with this Business Combination, Opes changed its name to “BurgerFi International, Inc.” On December 16, 2020, as a result of the consummation of the Business Combination, which fulfilled the “initial Business Combination” requirement of Opes’s Certificate of Incorporation, as amended and restated, the Company ceased to be a shell company.

On November 3, 2021, the Stock Acquisition was completed, pursuant to which we acquired 100% of the outstanding shares of Hot Air from Cardboard. Hot Air, through its subsidiaries, owns the business of operating upscale casual dining restaurants in the specialty pizza and wings segment under the name “Anthony’s Coal Fired Pizza & Wings” (“ACFP”).

References to the “Post-Combination Company” refer to BurgerFi International, Inc. after the consummation of the Business Combination. Unless the context otherwise requires, all references to “we,” “us,” “our,” “BurgerFi” and the “Company” and other similar references refer to the Post-Combination Company and, unless otherwise stated, all of its subsidiaries. All references to “Opes” refer to the Company before the closing of the Business Combination.

We are a leading multi-brand restaurant company that develops, markets and acquires fast-casual and premium-casual dining restaurant concepts around the world, including corporate-owned stores and franchises. As of December 31, 2021, we were the owner and franchisor of the two following brands:

BurgerFi. BurgerFi is a fast-casual “better burger” concept, renowned for delivering an exceptional, all-natural premium “better burger” experience in a refined, contemporary environment. BurgerFi’s chef-driven menu offerings and eco-friendly restaurant design drive our brand communication. It offers a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut fries, shakes, beer, wine and more. Originally founded in 2011 in Lauderdale-by-the-Sea, Florida, the purpose was simple – “RedeFining” the way the world eats burgers by providing an upscale burger offering, at a fast-casual price point. BurgerFi is committed to an uncompromising and rewarding dining experience that promises fresh food of transparent quality. Since its inception, BurgerFi has grown to 118 BurgerFi locations, and as of December 31, 2021, is comprised of 25 corporate-owned restaurants and 93 franchised restaurants in 2 countries and 22 states, as well as Puerto Rico.

BurgerFi was named “Best Fast Casual Restaurant” in USA Today’s 10 Best 2022 Readers Choice Awards for the second consecutive year, QSR Magazine’s Breakout Brand of 2020, Fast Casual’s 2021 #1 Brand of the Year and included in Inc. Magazine’s Fastest Growing Private Companies List. In 2021, Consumer Report’s Chain Reaction Report praised BurgerFi for serving “no antibiotic beef” across all its restaurants, and Consumer Reports awarded BurgerFi an “A-Grade Angus Beef” rating for the third consecutive year.

ACFP. ACFP is a premium pizza and wing brand, operating 61 corporate-owned casual restaurant locations, as of December 31, 2021. ACFP prides itself on serving fresh, never frozen, high-quality ingredients. The concept is centered around a 900-degree coal fired oven, and its menu offers “well-done” pizza, coal fired chicken wings, homemade meatballs, and a variety of handcrafted sandwiches and salads. The restaurants also feature a deep wine and craft beer selection to round out the menu. The pizzas are prepared using a unique coal fired oven to quickly seal in natural flavors while creating a lightly charred crust. ACFP provides a differentiated offering among its casual dining peers driven by its coal fired oven, which enables the use of fresh, high-quality ingredients with quicker ticket times.

Since its inception in 2002 in Ft. Lauderdale, Florida, the ACFP brand has grown to 61 corporate-owned locations, as of December 31, 2021, primarily along the East coast and has restaurants in eight states, including Florida (28), Pennsylvania (12), New Jersey (8), New York (5), Massachusetts (4) Delaware (2), Maryland (1), and Rhode Island (1).

ACFP was named “The Best Pizza Chain in America” by USA Today’s Great American Bites and “Top 3 Best Major Pizza Chain” by Mashed in 2021.

The Offering

Issuer	BurgerFi International, Inc.

Resale of Securities offered by the Selling Stockholder	We are registering the resale by the Selling Stockholder named in this prospectus, or its permitted transferees, of an aggregate of 3,168,170 shares of common stock (includes (i) 1,391,924 shares issued to Cardboard upon the ACFP Closing pursuant to the A&R Purchase Agreement, (ii) up to 215,270 shares issuable to Cardboard with respect to a purchase price adjustment based on net debt levels and leakage in accordance with the terms of the A&R Purchase Agreement, (iii) 390,244 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing obligations with respect to a purchase price adjustment in accordance with the terms of the A&R Purchase Agreement and (iv) 1,170,732 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing the indemnification obligations of Cardboard in accordance with the terms of the A&R Purchase Agreement.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder.

Nasdaq ticker symbol	Our Common Stock and Public Warrants are listed on Nasdaq under the symbols BFI” and “BFIIW,” respectively.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 9.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described under the section titled, “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus, including, but not limited to, the section titled, “Special Note Regarding Forward-Looking Statements” in this prospectus, before deciding whether to purchase any of our securities. If any of these risks actually occur, it could harm our business, financial condition, results of operations and cash flows and our prospects. In that event, the price of our securities could decline and you could lose part or all of your investment.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder. We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholder under this prospectus. We will not receive any of the proceeds from these sales.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (1) that person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. Persons who have beneficially owned restricted shares of our common stock for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the completion of the Business Combination, we are no longer a shell company. We have satisfied the conditions set forth in the exceptions listed above and, accordingly, Rule 144 should be available for the resale of the above noted restricted securities.

SELLING STOCKHOLDERS

This prospectus relates to 3,168,170 shares of Common Stock registered for resale by the Selling Stockholder named in this registration statement, including (i) 1,391,924 shares issued to Cardboard upon the ACFP Closing pursuant to the A&R Purchase Agreement, (ii) up to 215,270 shares issuable to Cardboard with respect to a purchase price adjustment based on net debt levels and leakage in accordance with the terms of the A&R Purchase Agreement, (iii) 390,244 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing obligations with respect to a purchase price adjustment in accordance with the terms of the A&R Purchase Agreement and (iv) 1,170,732 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing the indemnification obligations of Cardboard in accordance with the terms of the A&R Purchase Agreement.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices.

The table below provides information regarding the beneficial ownership of our Common Stock of the Selling Stockholder, the number of shares of Common Stock that may be sold by the Selling Stockholder under this prospectus and that the Selling Stockholder will beneficially own after this offering, assuming ownership of all shares placed into escrow in accordance with the A&R Purchase Agreement. We have based percentage ownership on 22,042,583 shares of Common Stock outstanding as of April 11, 2022. Because the Selling Stockholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by the Selling Stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Stockholder and further assumed that the Selling Stockholder will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholder has sole voting and investment power with respect to all shares of Common Stock and Warrants, as applicable, that they beneficially own, subject to applicable community property laws. To our knowledge, the Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Stockholder list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the stockholder’s method of distributing these shares.

	Shares of Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Cardboard Box LLC (1)	3,168,170	3,168,170	—	—
Total	3,168,170	3,168,170

(1)

Represents 1,391,924 shares issued to Cardboard at the ACFP Closing, plus up to 215,270 shares issuable to Cardboard with respect to a purchase price adjustment based on net debt levels and leakage in accordance with the terms of the A&R Purchase Agreement, 390,244 shares issued into escrow on behalf of Cardboard with the Company’s transfer agent in accordance with the A&R Purchase Agreement for the purpose of securing obligations with respect to a purchase price adjustment in accordance with the terms of the A&R Purchase Agreement and 1,170,732 shares issued into escrow on behalf of Cardboard with the Company’s transfer agent in accordance with the A&R Purchase Agreement for the purpose of securing the indemnification obligations of Cardboard in accordance with the terms of the A&R Purchase Agreement. Of the 3,168,170 shares referenced above, the most recent Form 4 of Cardboard, filed on March 22, 2022, reflects ownership of 3,076,031 shares after certain purchase price adjustments in accordance with the terms of the A&R Purchase Agreement. Cardboard, CP7 Warming Bag, L.P. (“CP7 Warming Bag”), CP7 Management, LLC (“CP7 Management”), Mr. Dahnke and Mr. Chu each possess shared voting power and shared dispositive control over all shares of Common Stock held by Cardboard. Each of Cardboard, CP7 Warming Bag, CP7 Management, Scott Dahnke, a managing member of CP7 Management and J. Michael Chu, a managing member of CP7 Management, disclaims beneficial ownership of all shares of Common Stock held by Cardboard. Information included in this footnote is derived from a Schedule 13D filed on November 15, 2021 and the Form 4 filed on March 22, 2022.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of Common Stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our Common Stock are traded or quoted or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if the applicable conditions under Rule 144 for the Selling Stockholder are met, rather than under this prospectus. The Selling Stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Stockholder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Holland & Knight LLP.

EXPERTS

The consolidated financial statements of BurgerFi International, Inc. and Subsidiaries (Successor) as of December 31, 2021 and 2020, and for the year ended December 31, 2021, and the period from December 16, 2020 to December 31, 2020, and of BurgerFi International, LLC and Subsidiaries (Predecessor) for the period from January 1, 2020 to December 15, 2020 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Hot Air, Inc. and Subsidiaries at January 4, 2021 and December 30, 2019 and for the years then ended incorporated by reference in this Prospectus and Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.burgerfi.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC by us pursuant to the Exchange Act are specifically incorporated by reference in this prospectus, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:

•	Our Annual Report on Form 10–K for the fiscal year ended December 31, 2021, filed on April 14, 2022; and

•	Our Current Reports on Form 8–K filed on January 3, 2022, January 6, 2022, March 10, 2022, March 24, 2022 and April 25, 2022.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Please make your request by writing or telephoning us at the following address or telephone number:

BurgerFi International, Inc.

Investor Relations

200 West Cypress Creek Road, Suite 220

Fort Lauderdale, Florida 33309

(561) 844-5528

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee.

Amount Paid or to be Paid
SEC registration fee	$1,682.84
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 (a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

In addition, our Amended and Restated Certificate of Incorporation provides for indemnification of each of our directors and officers who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of ours or is or was serving at our request as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL. Our Amended and Restated Bylaws also provide for such indemnification other than with respect to an action by or in the right of the Company and so long as such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and our Amended and Restated Bylaws provide for similar indemnification with respect to actions by or in the right of the Company.

Further, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws limit the personal liability of our directors to our stockholders or us for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Bylaws also provide for such limitation of liability with respect to our officers. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 16.	Exhibits.

Exhibit Index

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 30, 2020)

2.2	Amendment Agreement to the Membership Interest Purchase Agreement (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on October 1, 2020)

2.3	Amended and Restated Stock Purchase Agreement dated November 3, 2021 by and among Hot Air, Inc., Cardboard Box, LLC and the Company (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on November 5, 2021).

3.1	Amended and Restated Certificate of Incorporation of the Company, effective on December 16, 2020 (Incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K filed by the registrant on April 14, 2022)

3.2	Certificate of Designation of Series A Preferred Stock of the Company, dated November 3, 2021 (Incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form S-8 filed by the Company on November 3, 2021).

3.3	Second Amended and Restated Bylaws of the Company, effective as of March 23, 2022 (Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed by the registrant on March 24, 2022)

4.1	Description of Capital Stock (Incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K filed by the registrant on April 14, 2022)

4.2	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the registrant’s Annual Report on Form 10-K filed by the registrant on April 14, 2022)

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the registrant’s Annual Report on Form 10-K filed by the registrant on April 14, 2022)

4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2018)

5.1*	Opinion of Holland & Knight LLP

23.1*	Consent of Holland & Knight LLP (included in Exhibit 5.1)

23.2*	Consent of BDO USA, LLP

23.3*	Consent of BDO USA, LLP

24.1	Power of Attorney (previously filed)

*	Filed herewith.
+	Indicates a management contract or a compensatory plan or agreement.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida on April 26, 2022.

BURGERFI INTERNATIONAL, INC.

By:	/s/ Michael Rabinovitch
Michael Rabinovitch
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ ***	Chief Executive Officer	April 26, 2022
Ian Baines	(Principal Executive Officer)
***Signature delivered under Power of Attorney

/s/ Michael Rabinovitch	Chief Financial Officer	April 26, 2022
Michael Rabinovitch	(Principal Financial and Accounting Officer)

/s/ ***	Executive Chairman of the Board	April 26, 2022
Ophir Sternberg
***Signature delivered under Power of Attorney

/s/ ***	Director	April 26, 2022
Allison Greenfield
***Signature delivered under Power of Attorney

/s/ ***	Director	April 26, 2022
Vivian Lopez-Blanco
***Signature delivered under Power of Attorney

/s/ ***	Director	April 26, 2022
Gregory Mann
***Signature delivered under Power of Attorney

	Director	, 2022
Martha Stewart

	Director	, 2022
Andrew Taub

***/s/ Michael Rabinovitch
Michael Rabinovitch